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                                                                   EXHIBIT 10.33

                        LICENSE AND DEVELOPMENT AGREEMENT

     THIS LICENSE AND DEVELOPMENT AGREEMENT (the "AGREEMENT"), dated as of May 22, 2002 (the "EFFECTIVE DATE"), is made by and between RELIANT TECHNOLOGIES, INC., a Delaware corporation ("RELIANT") having an office at 1185 Chess Drive, Foster City, California 94404, and SURGICAL LASER TECHNOLOGIES, INC., a Delaware corporation ("SLT") having an office at 147 Keystone Drive, Montgomeryville, Pennsylvania 18936-9638.

                                    RECITALS

     WHEREAS, Reliant has developed and sells certain CO2 laser accessories and scanners primarily for use in cosmetic and surgical applications;

     WHEREAS, SLT markets and sells lasers primarily for use in surgical applications; and

     WHEREAS, SLT desires to acquire, and Reliant is willing to grant to SLT, an exclusive license under the Reliant Intellectual Property (as defined below) to commercialize Products (as defined below) in the Field (as defined below), and SLT desires to engage Reliant for the purpose of developing certain technology to be used in Products, all subject to the terms and conditions set forth below.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     For the purposes of this Agreement, the defined terms below shall have the following meanings:

     1.1 "AFFILIATE" means any person or entity which, directly or indirectly, owns or controls a party hereto, or which is controlled by or under common control with a party hereto. For purposes of this definition, "control" means the ownership by a party hereto, directly or indirectly, of more than 50% of the outstanding equity securities of a corporation entitled to vote in the election of directors or the direct or indirect ownership by a person or entity of more than 50% of the outstanding equity securities of a party hereto entitled to vote in the election of the directors of a party hereto.

     1.2  "FDA" means the United States Food and Drug Administration.

     1.3 "FIELD" means use in surgical (including cosmetic and/or aesthetic) applications or veterinary applications.

     1.4 "RELIANT INTELLECTUAL PROPERTY" means the Reliant Patent Rights and the Reliant Know-How.

     1.5 "RELIANT KNOW-HOW" means all methods, technical directions, raw materials lists, product specifications, analytical know-how, show how, formulas, procedures, designs, protocols, manufacturing instructions, validation reports, quality standards AND other directions that are owned by or under the control of Reliant on the date hereof, which Reliant has the right to license, sublicense and/or disclose to SLT, which are necessary or useful for the commercial exploitation of the Reliant Patent Rights.

     1.6  "RELIANT PATENT RIGHTS" means the patents set forth on Exhibit A.

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     1.7  "NET SALES" means the gross amounts received by SLT, its Affiliates or
Sublicensees with respect to transfers of Products less (a) all trade, quantity and cash discounts actually allowed and refunded, (b) all credits and allowances actually granted upon claims, damaged goods, rejections or returns of a product, including recalls, and upon billing errors or retroactive price reductions, and
(c) freight, postage, shipping, insurance and transportation costs actually allowed or paid for delivery of product, to the extent billed, and (d) excise, sales, value added, use taxes and other taxes (other than income taxes) levied on, absorbed or otherwise imposed on sale of products, all as determined in accordance with the standard accounting practices of the entity upon whose sales the royalties are owed hereunder, consistently applied. Net Sales shall include sales made by SLT to unaffiliated third parties, but shall not include sales of Products between or among SLT or its Affiliates or Sublicensees unless such purchasers are the end users of such Products; provided, however, that a transfer of a Product by SLT to Surgical Innovations & Services ("SIS"), its wholly-owned subsidiary, for the purpose of allowing SIS to provide such Product to an end user in connection with services provided by SIS to such end user shall be included in Net Sales, and the Net Sales attributable to such a transfer shall be equal to the fully-burdened cost of such Product as derived in accordance with generally accepted accounting principles, plus ten percent
(10%).

     1.8 "PRODUCT" means any product or process for use in the Field which is covered by Reliant Intellectual Property.

     1.9 "SUBLICENSEE" means any commercial entity to which SLT has granted a sublicense pursuant to the terms of Section 2.2 hereof.

                                    ARTICLE 2

                 GRANT OF RIGHTS; TRANSFER OF TANGIBLE PROPERTY

     2.1 GRANT. Subject to the terms and conditions of this Agreement and during the Term, Reliant hereby grants to SLT a royalty-bearing license, with the right to grant sublicenses in accordance with Section 2.2, under the Reliant Intellectual Property solely to make, have made, use, import, offer for sale and sell Products in the Field on a worldwide basis.

     2.2  SUBLICENSING RIGHTS.

          (A) SLT shall have the right to grant sublicenses under the rights granted to it in Section 2.1, subject to the terms and conditions of this Agreement; provided, however, that Reliant must approve of any such sublicensee in writing prior to the grant of any such sublicense, such approval not to be unreasonably withheld. A copy of any such sublicense shall be provided to Reliant within five (5) days after its execution.

          (B) Any sublicense granted by SLT under this Agreement shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement. SLT shall notify any Sublicensee of all rights and obligations of SLT under this Agreement sublicensed to such Sublicensee. In the event of a material default by any Sublicensee under a sublicense agreement with SLT, SLT will inform Reliant and take such action which in SLT's reasonable business judgment will effectively address such default.

          (C) If Reliant terminates this Agreement for any reason, any such sublicense shall also automatically terminate.

     2.3 SALE OF TANGIBLE PROPERTY. Reliant shall sell and, within thirty (30) days after the Effective Date, Reliant shall deliver to SLT the tangible property set forth on Exhibit B together with all relevant drawings or other documentation necessary to apply for and maintain FDA approval (and similar regulatory approval in the European Union to the extent such documentation is available to Reliant) of a Product (the "TANGIBLE ASSETS"). In addition, Reliant shall use commercially reasonable efforts to assist SLT in transitioning the product line embodied by the Tangible Assets to SLT, including, without limitation, providing SLT with electronic copies of any drawings or other relevant documentation available to Reliant. SLT shall be responsible for any documentary transfer taxes and any sales, use or other taxes imposed by reason of the transfer of the Tangible Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. With respect to the Tangible Assets obtained by SLT pursuant to this Agreement, the tangible hardware only is sold to SLT and not any underlying intellectual property rights. All Tangible Assets delivered pursuant to this Agreement shall be packed for shipment by SLT and shipped F.O.B. Reliant's manufacturing plant. Title to and risk of loss shall pass to SLT upon delivery of the Tangible Assets to a common carrier.

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     2.4  EXCLUSIVITY. SLT shall have exclusive right as to all parties, including, without limitation, Reliant and its Affiliates, under the Reliant Intellectual Property to make, have made, use, offer for sale, sell or import the product lines embodied by the Tangible Assets as such product lines exist as of the date of this Agreement, including, without limitation, the Unimax micromanipulators, the Accuscan scanners, the Unica CO2 lasers, and other couplers, adapters and hand pieces, all as set forth on Exhibit B hereto (the "EXCLUSIVE PRODUCTS") in the Field. For avoidance of doubt, Reliant shall not license any third party under the Reliant Intellectual Property to make, have made, use, offer for sale, sell or import Exclusive Products in the Field.

     2.5 TOOLING AND SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement and during the Term, Reliant hereby grants to SLT a royalty-free, non-exclusive license to use the tooling currently used by Armstrong Technology, Inc. (the "TOOLING") and to use and execute the software (in object code form only) currently used by Armstrong Technology, Inc. (the "SOFTWARE") provided with the Tangible Assets solely to make or have made the Products. SLT will not
(i) modify, reverse engineer, decompile, disassemble or otherwise attempt to derive the source code of the Software, (ii) sublicense, lease, rent, sell, distribute or otherwise transfer the Software to any third party, or (iii) operate the Software in connection with a service bureau.

     2.6 CONTENT LICENSE. Subject to the terms and conditions of this Agreement and during the Term, Reliant hereby grants to SLT the right to download and reproduce product images, Trademarks (in accordance with Section 2.7 below), product descriptions, technology descriptions and Permitted Endorsements (defined below) from the Reliant web site that are directly related to the Tangible Assets solely for the purpose of marketing the Products (the "CONTENT"). For purposes of this Section 2.6, a "Permitted Endorsement" is a third party endorsement of a product for which such third party has approved in writing its use on the SLT web site and in the SLT marketing literature related to the Products. SLT will not modify such Content in any way, but may include such Content on the SLT web site and in sales literature created by SLT. SLT shall not make any representation or warranty related to any Product that is inconsistent with any such Content.

     2.7 TRADEMARK LICENSE. Subject to the terms and conditions of this Agreement and during the Term, Reliant hereby grants to SLT a nonexclusive, worldwide license to use only those trademarks of Reliant directly related to the Exclusive Products and that are posted on Reliant's web site and solely to market and sell Products (the "TRADEMARKS"). SLT shall at all times use the Trademarks in conformance with Reliant's trademark usage policies, which Reliant shall provide to SLT. Reliant may terminate the foregoing trademark license if, in its sole discretion, SLT's use of any Trademark tarnishes, blurs or dilutes the quality associated with the Trademark or the associated goodwill and such problem is not cured within ten (10) days of notice of breach; alternatively, instead of terminating the license in total, Reliant may specify that certain uses by SLT may not contain any Trademark. Title to and ownership of each Trademark shall remain with Reliant. SLT shall not take any action inconsistent with Reliant's ownership of the Trademarks, and any goodwill accruing from use of any Trademark shall automatically vest in Reliant. SLT shall not register any Trademark in any jurisdiction, without the prior written consent of Reliant. In addition, SLT shall not form any combination marks with any Trademark.

     2.8 RIGHTS RESERVED. All rights not specifically granted to SLT hereunder are retained by Reliant. Without limiting the generality of the foregoing, SLT shall not have the right to practice the Reliant Intellectual Property outside the Field. Notwithstanding the foregoing, nothing herein shall preclude either party from independently developing new technology for use in any field. No modification or improvement shall be made to the Exclusive Products, with the exception of the Unica CO2 lasers, by SLT or its assignee or transferee without the consent of Reliant, which Reliant shall not unreasonably withhold or delay. Further, nothing herein, except for Section 2.9, shall preclude Reliant from exploiting or licensing to any third party any or all Reliant Intellectual Property for any purpose other than making, having made, offering for sale, selling or importing Exclusive Products.

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     2.9  RIGHT OF FIRST NEGOTIATION.

          (A) In the event that Reliant develops a new invention that is a patentable improvement or that involves Reliant Know-How and, in either case, is either directly on the Exclusive Products or substantially related to the Exclusive Products, and Reliant desires to license such technology to any one or more third parties (each, a "RELIANT INVENTION"), Reliant shall provide SLT with written notice thereof and hereby grants SLT the first right of negotiation with respect to each such Reliant Invention. With respect to each such Reliant Invention, SLT shall within thirty (30) days after receipt of such notice notify Reliant in writing either that (i) SLT is interested in negotiating to enter into a commercial license therefor, or (ii) SLT has no interest in such Reliant Invention and therefore rejects such right of negotiation with respect thereto. If SLT notifies Reliant within thirty (30) days that SLT desires to negotiate to enter into a commercial license with respect to a Reliant Invention, the parties shall negotiate in good faith for up to sixty (60) days after such notification regarding the terms pursuant to which Reliant would license such Reliant Invention to SLT. Failure by SLT to give notice of its interest or lack of interest in negotiating for such rights with respect to a Reliant Invention within thirty (30) days after receipt of written notice from Reliant as described in the first sentence of this Section 2.9 shall be deemed to constitute a waiver by SLT of its right of first negotiation with respect to such Reliant Invention. In addition, failure of the parties to agree on the terms of a commercial license within such sixty (60) day negotiation period shall be deemed to constitute rejection by SLT of such right of negotiation with respect to such Reliant Invention. If SLT waives or otherwise fails to exercise its right of first negotiation with respect to any such Reliant Invention, or if the parties fail to agree on the terms of a commercial license within such sixty
(60) day negotiation period, then Reliant shall be free to negotiate and/or enter into a license arrangement with any third party with respect to such Reliant Invention on terms not more favorable than the terms SLT negotiated for, and SLT shall have no further rights with respect thereto; provided, however, that Reliant shall not enter into any such arrangement with any third party prior to the date that is eighteen (18) months after the Effective Date, and if Reliant enters into such an arrangement after such date, and if the product that incorporates the applicable Reliant Invention competes with the Exclusive Products in the surgical or veterinary market, then (i) the royalty rate set forth in Section 3.4 below shall be reduced from five percent (5%) to two and one-half percent (2.5%), (ii) SLT's obligation to make the minimum payments to be made in years four and five of this Agreement as set forth in Section 3.4 shall terminate, (iii) and the exclusivity granted in Section 2.4 shall terminate with respect to those claims of the Reliant Patent Rights, if any, covering the Reliant Invention. In the event that this Agreement is assigned or otherwise transferred pursuant to Section 12.5(ii), then the right of first negotiation under this Section 2.9 shall be thereupon automatically rescinded.

          (B) If at any time Reliant or its assignee, and not its licensee, introduces a product that incorporates a Reliant Invention that competes with Exclusive Products in the surgical or veterinary market, then Reliant shall not be obliged to offer such product to SLT under the right of first negotiation described in Section 2.9(a); provided, however, that: (i) the royalty rate set forth in Section 3.4 below shall be reduced from five percent (5%) to two and one-half percent, (ii) SLT's obligation to make the minimum payments to be made in years four and five of this Agreement as set forth in Section 3.4 shall terminate, (iii) and the exclusivity granted in Section 2.4 shall terminate with respect to those claims of the Reliant Patent Rights, if any, covering the applicable Reliant Invention.

                                    ARTICLE 3

                           CONSIDERATION AND PAYMENTS

     3.1 INITIAL PAYMENT. In partial consideration for the transfer of the Tangible Assets and the license granted hereunder, SLT agrees to pay to Reliant a nonrefundable, non-creditable fee equal to One Hundred Eighty Thousand Two Hundred Twelve Dollars ($180,212), to be paid as follows:

          (A) Fifty Thousand Dollars ($50,000) to be paid on the Effective Date;

          (B) Twenty Five Thousand Dollars ($25,000) to be paid on or before July 1, 2002; and

          (C) Subject to adjustment as set forth in the Promissory Note, One Hundred Five Thousand Two Hundred Twelve Dollars ($105,212) to be paid pursuant to a secured promissory note, the form of which is attached hereto as Exhibit C (the "PROMISSORY NOTE"); provided, however, that if SLT resells Tangible Assets in any month during the term of the Promissory Note such that the proceeds from such sales exceed the applicable monthly payment under the Promissory Note, then SLT shall pay Reliant an amount equal to the actual amounts received from third parties attributable to such resales of such Tangible Assets and such additional amount shall be credited as a repayment of principal under the First Promissory Note, whereupon the Promissory Note shall be reamortized accordingly.

     3.2 ASSUMPTION OF PURCHASE ORDERS. In addition, SLT hereby assumes Reliant's obligations under the purchase orders entered into between Reliant and Armstrong Technology, Inc. dated August 28, 2001, copies of which are attached hereto as Exhibit D, and Reliant hereby assigns and delegates its rights and obligations under such purchase orders to SLT. SLT hereby agrees to discharge Reliant's obligations under such purchase orders in a timely manner, and Reliant shall no longer have any obligation or liability to Armstrong Technology, Inc. under such purchase orders. SLT shall be free to renegotiate the terms and conditions of such purchase order with Armstrong Technology, Inc. directly.

     3.3 FACILITY LEASE. In addition, SLT shall pay Reliant an aggregate amount equal to Nine Thousand Dollars ($9,000) as a contribution toward Reliant's facility lease payments for Reliant's Foster City office in three (3) equal monthly installments of Three Thousand Dollars ($3,000) for the period beginning on May 15, 2002 and ending on August 31, 2002. Such payments shall be made directly to Reliant on or before the first day of June, July and August 2002.

     3.4 ROYALTIES. Subject to adjustment as set forth in Section 2.8 and during the Term, in partial consideration of the license granted hereunder, SLT agrees to pay Reliant royalties of five percent (5%) of Net Sales of each Product in accordance with Section 5.1; provided, however, that SLT shall pay Reliant Two Hundred Sixty-Eight Thousand Twenty-Three Dollars ($268,023) as an advance on such royalties in accordance with the payment schedule set forth on
Schedule 3.4 attached hereto (the "ROYALTY ADVANCE PAYMENTS"); provided, further, however, that during the fourth and fifth year of the Initial Term, a minimum annual royalty of Fifty Thousand Dollars ($50,000) shall be deemed to have been earned, even if the actual amount of Net Sales during each such period is less than One Million Dollars ($1,000,000). (Such minimum annual royalties shall be deemed earned in equal quarterly installments of Twelve Thousand Five Hundred Dollars ($12,500) in accordance with Section 5.1(a)). Each Royalty Advance Payment shall be credited and applied toward any royalties on Net Sales of Products actually earned or deemed to have been earned, and such credits shall carry forward until all such credits are exhausted; provided, however, that SLT's Royalty Advance Payments shall not, except as set forth in Section
11.2 be refundable in the event Net Sales of Products during the Term of this Agreement are insufficient to offset the total aggregate Royalty Advance Payments. No multiple royalties shall be payable because any Product, or its manufacture, use or sale is covered by more than one claim, patent or other intellectual property right within the Reliant Intellectual Property.

     3.5 DEVELOPMENT FEES. In consideration for the technology development services to be provided by Reliant pursuant to Article 4, SLT shall pay Reliant Two Thousand Dollars ($2,000) per day, plus reasonable out-of-pocket expenses, for each day that development services are performed from the Effective Date until such development services are completed (the "DEVELOPMENT FEES"); provided, however, that SLT shall pay a minimum of Twenty-Four Thousand Dollars ($24,000) for twelve (12) days of such services to be rendered by September 15, 2002, provided that for any such day of service Reliant provides SLT that SLT requests such service at least five (5) days in advance. Such Development Fees shall be paid monthly within fifteen (15) days after receipt of invoice from Reliant.

     3.6 LATE PAYMENTS. Interest shall accrue on any late payments hereunder at the rate of one and one-half percent (1.5%) per month or partial month during which any sums due and owing hereunder remain unpaid, or the highest rate permitted by applicable law, whichever is lower, from the date that is ten (10) days after such amount is due until finally paid.

                                    ARTICLE 4

                             TECHNOLOGY DEVELOPMENT

     4.1 DEVELOPMENT. An initial Statement of Work (defined below) is attached hereto as Exhibit F, which sets forth the technology development services to be performed by Reliant for SLT along with a schedule upon which such services are to be performed. The parties acknowledge and agree that the schedule set forth in the initial Statement of Work shall begin on the Effective Date and end September 15, 2002. Reliant acknowledges that the development services to be performed by Reliant hereunder will be performed by Michael Black for so long as Mr. Black remains an employee of Reliant. Any amendments or revisions to any Statement of Work shall be in writing and agreed upon by both parties in accordance with Section 4.2. Additional Statements of Work mutually agreed to by the parties and related to additional research and development efforts between the parties may also be attached hereto under Exhibit F. The initial Statement of Work and each additional Statement of Work shall be referred to herein as a "STATEMENT OF WORK."

     4.2 PROGRAM MANAGEMENT AND CHANGES. Each party designates the person(s) set forth on the Statement of Work as the primary contact of each party with respect to the matters set forth in this Article 4, which person(s) may be re-designated by a party by written notice to the other. In the event of a proposed change in any material aspect of any Statement of Work, the parties must mutually agree to any such change in writing prior to its implementation. A proposed change shall be initiated by the requesting party in a written notice to the other party. Unless otherwise agreed, the other party shall review such proposal and respond to the requesting party within ten (10) business days after receipt of such change proposal. The parties agree to discuss in good faith the effect on each party of such proposed change, including any effect on the objectives and/or cost of the relevant development project, but no change proposal shall be binding on either party until mutually agreed to in writing.

     4.3  OWNERSHIP.

          (A) Except as expressly set forth herein, neither this Agreement, the Statement of Work, nor any development services provided by Reliant hereunder, shall give either Reliant or SLT any ownership interest or rights in intellectual property of the other party. All intellectual property rights that are owned or controlled by a party, including, without limitation, in the case of Reliant, the Reliant Intellectual Property, shall remain under the ownership or control of such party throughout the Term and thereafter.

          (B) SLT shall own the entire right, title and interest in and to all technology developed or invented pursuant to the Statement of Work, whether solely by a party or jointly by the parties, and any and all intellectual property rights related thereto (collectively, the "DEVELOPED TECHNOLOGY"), and Reliant hereby assigns to SLT all right, title and interest, if any, Reliant has in any such Developed Technology. In addition, Reliant hereby agrees to cooperate with SLT, at SLT's reasonable request and expense, in connection with any efforts SLT may take to protect such Developed Technology. SLT hereby grants to Reliant a fully paid, royalty free, perpetual, irrevocable, non-exclusive license, with the right to grant sublicenses, under the Developed Technology to develop, make, have made, use, offer for sale, sell, import, copy and distribute products for use in applications other than surgical applications or veterinary applications.

                                    ARTICLE 5

                                     REPORTS

     5.1  BOOKS AND RECORDS.

          (A) SLT shall keep proper records and books of account in accordance with generally accepted accounting practices, showing the sales upon which the royalty payments of SLT are based, and all other information necessary for the accurate determination of payment to be made to Reliant hereunder. In addition, SLT shall include in each sublicense agreement it enters into hereunder reporting requirements, record retention and audit provisions substantially similar to those contained in this Article 5, and SLT shall make available to Reliant any such Sublicensee royalty reports upon Reliant's request and shall, if requested by Reliant, initiate an audit of such Sublicensee's books and records, at Reliant's expense. SLT agrees to deliver to Reliant within thirty
(30) days following each calendar quarter in which the license granted herein remains in effect a report showing the information on which the payments herein provided are calculated, along with any payment due thereby. All such reports made by SLT to Reliant shall be treated as Confidential Information subject to
Article 6.

          (B) SLT shall keep proper records and documentation (in both electronic and hard copy format) in accordance with any applicable regulations promulgated by the FDA (the "FDA DOCUMENTATION"). All such FDA Documentation shall be treated as Confidential Information subject to Article 6.

     5.2 AUDIT. On twenty (20) days prior written notice, Reliant shall have the right to inspect the books and records of SLT and its Affiliates, twice per calendar year during usual business hours for the sole purpose of and only to the extent necessary to verify (i) the completeness and accuracy of the records and payments made under this Agreement, and/or (ii) the retention of proper FDA Documentation. So long as SLT maintains its ISO 9001 qualification, it shall be deemed that SLT has duly retained proper FDA Documentation. Such inspection with respect to royalties and royalty payments shall be made by an independent certified public accountant. Such examination with respect to any fiscal year shall not take place later than three (3) years following the end of such fiscal year. The expense of any such inspection shall be borne by Reliant; provided, however, that, if any inspection (except the first such inspection) discloses a royalty payment error in excess of five percent (5%) in favor of SLT, then SLT shall pay the full cost of such audit.

                                    ARTICLE 6

                            CONFIDENTIAL INFORMATION

     6.1 CONFIDENTIAL INFORMATION. Each party, and its Affiliates and any Sublicensees shall treat as confidential all Confidential Information received from another party, shall not use such Confidential Information except as expressly set forth herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the unauthorized disclosure, unauthorized duplication, misuse or removal of such Confidential Information and shall not disclose such Confidential Information to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement and U.S. government regulations, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information. As used herein, the term "CONFIDENTIAL INFORMATION" means the Reliant Intellectual Property, as well as any information expressly designated as Confidential Information in this Agreement and information disclosed by one party to another pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential" to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to another pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and within thirty (30) days after its oral disclosure is reduced to a written summary by the disclosing party, which summary is marked in a manner to indicate its confidential nature and delivered to the receiving party.

     6.2 EXCEPTIONS. Notwithstanding the above, neither party has any obligation of confidentiality under this Agreement with respect to any information which the receiving party can show:

          (A) was known to the receiving party prior to the time of disclosure thereof by the disclosing party; or

          (B) without breach of this Agreement, has been published or was otherwise available to the public at any time whether before or after the time of disclosure to such party; or

          (C) is at any time lawfully received by such party from a third party who has no obligation of confidence to a party hereunder in respect hereof.

     6.3 PERMITTED DISCLOSURES. Notwithstanding the provisions of Article 6 hereof, Reliant and SLT may, to the extent necessary, disclose and use Confidential Information (i) for the purposes of securing institutional or governmental approval to clinically test or market any Product, (ii) to comply with court rule or governmental law or regulation, provided that the receiving party gives the disclosing party prompt notice of any such requirement and cooperates with the disclosing party in attempting to limit such disclosure, and
(iii) to its accountants, legal counsel and other professional advisors who are under professional duties to maintain the confidentiality thereof or, subject to obtaining confidentiality protections comparable to those set forth herein, to banks or other financing sources or to parties with whom such party may be considering a business combination or other strategic transaction.

                                    ARTICLE 7

                          REPRESENTATION AND WARRANTIES

     7.1  RELIANT. Reliant represents and warrants that:

          (A) it is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (B) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Reliant;

          (C) the execution, delivery and performance of this Agreement does not violate any separate agreement it has with any other person or entity;

          (D) it is not a party to any agreement or arrangement that would prevent it from carrying out its obligations to the other party under this Agreement;

          (E) to its knowledge, without any duty to investigate, the Tangible Assets do not infringe any U.S. Patent issued as of the date hereof;

          (F) [Intentionally Left Blank];

          (G) there is no interference action or other litigation pending or threatened in writing before the United States Patent and Trademark Office or any other governmental entity in any jurisdiction in regard to any Reliant Intellectual Property;

          (H) Reliant owns the Tangible Assets free and clear of any liens or encumbrances (excluding claims for infringment), and upon the sale and transfer thereof to SLT in accordance with the terms of this Agreement, SLT will hold title to such Tangible Assets free and clear of any liens or encumbrances (excluding claims for infringement);

          (I) to the knowledge of Maynard Howe and Roger Howe (principals of Reliant), it owns, or has the unrestricted right to use, the Reliant Intellectual Property and has the unrestricted right to grant the license granted hereunder to SLT; and

          (J) to the knowledge of Maynard Howe and Roger Howe (principals of Reliant), there is no party using or infringing all or any portion of the Reliant Intellectual Property in derogation of the rights granted to SLT in this Agreement.

     7.2  SLT. SLT represents and warrants that:

          (A) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and it has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder;

          (B) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of SLT;

          (C) the execution, delivery and performance of this Agreement does not violate any separate agreement it has with any other person or entity; and

          (D) it is not a party to any agreement or arrangement that would prevent it from carrying out its obligations to the other party under this Agreement.

     7.3 NEGATION OF WARRANTIES. Nothing in this Agreement is or shall be construed as:

          (A) a warranty or representation by Reliant as to the validity or scope of any Reliant Patent Rights;

          (B) an obligation to bring or prosecute actions or suits against third parties for infringement;

          (C) granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of Reliant or other persons other than Reliant Intellectual Property, regardless of whether such patent or other rights are dominant or subordinate to any Reliant Intellectual Property; or

          (D) an obligation to furnish any technology or technological information other than Reliant Know-How or the Tangible Assets.

     7.4 DISCLAIMER. Except as expressly set forth in this Agreement, RELIANT MAKES NO REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE RELIANT INTELLECTUAL PROPERTY, THE TANGIBLE ASSETS, THE TOOLING, THE SOFTWARE, THE CONTENT, THE TRADEMARKS OR ANY PRODUCT, OR THAT THE USE OF THE SOFTWARE, THE CONTENT, THE TRADEMARKS OR ANY PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS. FOR AVOIDANCE OF DOUBT, RELIANT IS TRANSFERRING THE TANGIBLE ASSETS TO SLT "AS IS" AND "WITH ALL FAULTS."

                                    ARTICLE 8

                          INTELLECTUAL PROPERTY RIGHTS

     8.1 APPLICATION, PROSECUTION AND MAINTENANCE OF RELIANT PATENT RIGHTS. Reliant shall, at its sole cost, file, prosecute and mainten the Reliant Patent Rights.

     8.2 INFRINGEMENT BY THIRD PARTIES. If either party hereto becomes aware that any Reliant Patent Rights are being or have been infringed by any third party, such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail. Reliant shall have the initial right, but not the obligation, to institute, prosecute and control any action, suit or proceeding (an "ACTION") with respect to such infringement of Reliant Patent Rights, including defending any declaratory judgment action, at its expense, using counsel of its choice. In the event that such infringement relates to any Product, SLT shall have the right to participate in any such Action, at its own expense, using counsel of its choice. Any amounts recovered from third parties in any such Action shall be used first to fully reimburse Reliant and SLT for their costs associated with such Action (including attorneys' and expert fees) and any remainder shall be divided equally between the parties. If Reliant does not initiate or defend any Action involving Reliant Patent Rights that involves infringement relating to any Product within (a) 90 days after receiving notice of any alleged infringement or (b) 10 days before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, then SLT shall have the right, but not the obligation, to initiate and control such an Action, and Reliant shall cooperate reasonably with SLT, at SLT's request, in connection with any such Action. Reliant shall have the right to participate in any such Action, at its own expense, using counsel of its choice. Any amounts recovered in such Action shall be used first to reimburse SLT and Reliant for the expenses incurred in connection with such Action (including attorneys' and expert fees), and any recovery that a court of competent jurisdiction designates as lost profits shall be considered Net Sales subject to royalties hereunder and any remainder shall be divided between the parties equally.

     8.3 INFRINGEMENT OF THIRD PARTY RIGHTS. If the exercise by SLT of the license rights granted by Reliant to SLT herein results in any claim of patent infringement by a third party against SLT, SLT shall have the right to defend any such claim, suit or proceeding against SLT, at its sole expense, by counsel of its own choice and shall have the right and authority to settle any such suit. Reliant shall cooperate with SLT, at SLT's reasonable request and sole expense, in connection with the defense of such claim. Reliant shall have right to participate in any such defense, at its own expense, using counsel of its choice.

                                    ARTICLE 9

                                 INDEMNIFICATION

     9.1 Reliant agrees to indemnify and hold SLT, its Affiliates, and their respective officers, directors, shareholders, employees and agents, harmless against all costs, claims, action, suits, losses, damages, liability and expenses (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") to the extent arising from a breach of Reliant's obligations, representations and warranties hereunder.

     9.2 SLT agrees to indemnify and hold Reliant, its Affiliates, and their respective officers, directors, shareholders, employees and agents, harmless against all Losses to the extent arising from a breach of SLT's obligations, representations and warranties hereunder.

     9.3  A person that intends to claim indemnification under Section 9.1 or
Section 9.2 (each, an "INDEMNITEE") shall promptly notify the other party (each, an "INDEMNITOR") in writing of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the Indemnitee may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The Indemnitee under this Article 9, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any claim covered by this indemnification.

                                   ARTICLE 10

                            CERTAIN OTHER AGREEMENTS

     10.1 DILIGENCE. During the first, second and third year of the Initial Term, SLT shall use commercially reasonable efforts to market and sell Products in the Field. If SLT fails to use such commercially reasonable efforts during such time period, Reliant shall be entitled to: (i) after notice and thirty (30) days to cure such failure, convert the license granted under Section 2.1 into a non-exclusive license, or (ii) treat such failure as a breach of this Agreement pursuant to Section 11.2 hereof.

     10.2 FDA DOCUMENTATION. Upon reasonable request by Reliant, SLT shall promptly provide Reliant with any and all FDA Documentation necessary for Reliant to prosecute any patent or to otherwise comply with any FDA regulation or request.

     10.3 NEW PATENT FILINGS. SLT may request Reliant to file new patent applications covering Products to be sold in the Field. The parties shall mutually agree on the substance and scope of any such patents. If Reliant, in its sole discretion, desires to pursue such patent or patents, Reliant shall pay for any and all costs associated with preparing, filing, prosecuting and maintaining such patent applications or patents with the assistance of counsel chosen by Reliant. For avoidance of doubt, any such patent application or patent that issues therefrom shall be the sole and exclusive property of Reliant but shall be deemed a Reliant Patent Right hereunder.

     10.4 TRAINING. SLT may request training services to be provided by Reliant upon terms to be agreed upon between the parties; provided, however, that the parties agree and acknowledge that Lana Black and Yana Babich shall provide such training for so long as the same are employees of Reliant.

     10.5 RELIANT PURCHASES OF PRODUCTS. Subject to availability, Reliant shall be entitled to purchase up to fifty (50) Products (and related parts) during the Term for Reliant's internal use at SLT's fully burdened cost derived in accordance with generally accepted accounting principles, plus ten percent (10%) on terms and conditions set forth in separate written purchase orders.

     10.6 TESTING EQUIPMENT. Within the ninety (90) days after the Effective Date, SLT may purchase from Reliant the testing equipment set forth below at Reliant's replacement cost for such item as set forth below, the terms and conditions of any such sale to be set forth in a separate written purchase order:

          (A)  CO2  Laser              $   10,000

          (B)  Microscope              $   12,000

          (C)  Extra Lenses            $    2,000

          (D)  Microscope Stand        $    2,500

          (E)  Beam Scanner            $   14,000

          (F)  Power Meter             $    3,000

                                   ARTICLE 11

                              TERM AND TERMINATION

     11.1 TERM. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the fifth (5th) anniversary of the Effective Date (the "INITIAL TERM"). This Agreement shall automatically renew for an additional term to expire upon the expiration of the last to expire of the Reliant Patent Rights (the "RENEWAL TERM") unless SLT provides Reliant written notice to the contrary at least sixty (60) days prior to the expiration of the Initial Term. The Initial Term and the Renewal Term may be referred to herein collectively as the "TERM."

     11.2 TERMINATION FOR CAUSE. If either party breaches this Agreement (or the Promissory Note), the other party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach within thirty (30) days (ten (10) days for any payment breach hereunder or under the Promissory Note) after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement or under applicable law, to terminate this Agreement effective immediately; provided, however, that if the cure of such breach in good faith takes longer than such thirty (30) period, then the parties shall entertain a longer cure period, provided that the curing party embarks on same and diligently prosecutes and pursues such cure to completion. Notwithstanding the foregoing, breach of Section 12.5 shall entitle either party to terminate this Agreement immediately upon written notice. In the event that it is established that as of the Effective Date, Reliant did not own, or have the unrestricted right to use, the Reliant Intellectual Property or have the unrestricted right to grant the license granted hereunder to SLT, or in the event that as of the Effective Date Reliant did not own the Tangible Assets free and clear of any material liens or encumbrances of any kind, then SLT shall have the right, as its sole and exclusive remedy, to terminate this Agreement; provided, however, that any Advance Royalty Payments made by SLT as of the date of such termination by SLT which have not yet been offset by earned or deemed earned royalties, shall be reimbursed to SLT by Reliant within thirty (30) days after such termination. Notwithstanding the foregoing, SLT's obligations under the Promissory Note shall continue in accordance with its terms notwithstanding any termination of this Agreement.

     11.3 TERMINATION FOR INSOLVENCY. If voluntary or involuntary proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or if all or substantially all of the assets of such party are seized or attached and not released within sixty (60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

     11.4 TERMINATION DUE TO FORCE MAJEURE. Either party may terminate this Agreement upon written notice thereof, in the event a force majeure event occurs pursuant to Section 12.3 and continues to occur for a continuous period of one hundred and twenty (120) days.

     11.5 EFFECT OF TERMINATION. Upon any termination of this Agreement for any reason, the license granted in Section 2.1 shall terminate and all rights to the Reliant Intellectual Property will revert to Reliant. In addition, SLT will deliver or return to Reliant any and all FDA Documentation. In addition, if this Agreement is terminated by Reliant pursuant to Section 11.2 or 11.3, SLT will execute any and all documentation necessary to assign all right, title and interest in and to the Developed Technology to Reliant. Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination. Solely upon expiration of the Renewal Term, Reliant hereby grants to SLT a fully paid, royalty-free license under the Reliant Know-How solely to make, have made, offer for sale, sell and import Products. Upon termination of this Agreement, SLT shall have one hundred eighty (180) days in which to dispose of any of its Exclusive Products, or parts thereof.

     11.6 SURVIVAL. Article 1, Sections 5.1 and 5.2, Article 6, Article 7,
Article 9, Sections 11.4 and 11.5 and Article 12 of this Agreement shall survive expiration or termination of this Agreement for any reason.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 GOVERNING LAW. This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such state.

     12.2 RELATIONSHIP OF THE PARTIES. The relationship of the parties is that of independent contractors, and nothing contained herein will constitute the parties to be partners, joint venturers, or agents of the other, or to create the relationship of employer and employee.

     12.3 FORCE MAJEURE. Neither party will be responsible to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement (other than payment) due to acts of God, earthquake, fire, acts of government, wars, riots, strikes, accidents in transportation, or other causes beyond its reasonable control.

     12.4 NOTICES. Any notice required or permitted to be given under this Agreement will be sufficient if in writing and delivered personally, by recognized national overnight courier, or by registered or certified mail, postage prepaid and return receipt requested, at the address below or to such other address as the parties will designate by notice to the other in accordance with this Section 12.4, and will be deemed to have been given as of the date of personal delivery, or as of the date on the receipt or as of the date returned unclaimed if sent by registered or certified mail, or by overnight courier:

          IF TO RELIANT:      RELIANT TECHNOLOGIES, INC.
                              Attn:  Chief Executive Officer
                              1185 Chess Drive
                              Foster City, California 94404
          IF TO SLT:          SURGICAL LASER TECHNOLOGIES, INC.
                              Attn: Michael R. Stewart
                              147 Keystone Drive
                              Montgomeryville, Pennsylvania 18936-9638

     12.5 ASSIGNMENT. This Agreement shall not be assignable (whether by operation of law, merger or otherwise) by a party hereto without the written consent of the other party, which shall not be unreasonably withheld, except that: (i) Reliant may assign or otherwise transfer this Agreement and the rights and obligations hereunder without SLT's consent to any of its Affiliates; and
(ii) Reliant or SLT may assign or otherwise transfer this Agreement to a successor to all or substantially all of its business or assets to which this Agreement pertains, whether by merger, sale, operation of law, change of control transaction or otherwise, where such successor may be any party except a Prohibited Party listed in confidential Exhibit G. For purposes of this Section 12.5, a change of control transaction shall be a transaction in which the stockholders of the party immediately prior to such transaction own less than fifty percent (50%) of such party's voting power immediately after such transaction or any transaction or series of transactions in which more than fifty percent (50%) of the voting power of such party is transferred. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

     12.6 COMPLIANCE WITH LAWS. Each party shall perform this Agreement in compliance with all applicable federal, state and local laws, rules and regulations. Each party shall furnish to the other party any information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

     12.7 WAIVER. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing signed by both parties.

     12.8 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions of this Agreement will remain in full force and effect.

     12.9 LIMITATION OF LIABILITY. Except for amounts payable under article 3, each party shall be liable to the other only for actual damages and not for any special, consequential, incidental or indirect damages arising out of this agreement, however caused, under any theory of liability.

     12.10 ENTIRE AGREEMENT. The parties acknowledge that this instrument, including Schedule 3.4 and Exhibits A, B, C, D, E, F and G attached hereto, sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof and supersedes all prior communications, agreements and negotiations between the parties with respect thereto. This Agreement shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     12.11 CONFIDENTIAL TERMS. Except as expressly provided herein, each party agrees not to disclose any financial terms of this Agreement to any third party without the written consent of the other party, except as required or deemed to be required or appropriate by a party's external securities counsel, by securities or other applicable laws, to prospective investors and to such party's accountants, attorneys and other professional advisors.

     12.12 COUNTERPARTS. This Agreement may be executed in counterparts or by facsimile, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

RELIANT TECHNOLOGIES, INC.                     SURGICAL LASER TECHNOLOGIES, INC.


By:    /s/ Maynard A. Howe                     By:    /s/ Michael R. Stewart
       -------------------                            ----------------------

Name:  Maynard A. Howe                         Name:  Michael R. Stewart
       ---------------                                ------------------

Title: President                               Title: President and CEO
       ---------                                      -----------------

                                    EXHIBIT A

                                 RELIANT PATENTS


              PATENT DESCRIPTION                               NUMBER
-------------------------------------------------------------------------------
Method and apparatus for treating a surface with a     U.S. Patent No. 5995265
scanning laser beam.

Method and apparatus for treating a surface with a     U.S. Patent No. 5786924
scanning laser beam - intensity cross-section.

Additional method and apparatus for treating a         U.S. Patent No. 5546214
surface with a scanning laser beam.

Infrared laser with a blue-green aiming beam.          U.S. Patent No. 5420882

Method and apparatus for transforming and steering     U.S. Patent No. 5128509
laser beams.

Endoscopic mirror laser beam delivery system and       U.S. Patent No. 5163936
method for controlling alignment.

                                    EXHIBIT B

                                 TANGIBLE ASSETS

                     RELIANT TECHNOLOGY, INC. INVENTORY LIST

ITEM ID            ITEM CLASS     ITEM DESCRIPTION                                UNIT       COST METHOD  QTY ON HAND
---------------------------------------------------------------------------------------------------------------------
0010-008-01        Stock item     Nut, Joystick                                                 FIFO           25.00
0010-009-01        Stock item     Bushing, Joystick                                             FIFO           48.00
0010-015-01        Stock item     Shaft Assembly, Joystick                                      FIFO           51.00
0010-029-01        Stock item     Shaft Assembly                                                FIFO           52.00
0010-030-01        Stock item     Mount Telescope                                               FIFO           35.00
0010-033-01        Stock item     Adapter Co2 Laser, Laser Eng.                                 FIFO           11.00
0010-034-01        Stock item     Insert 1, Joystick                                            FIFO           47.00
0010-041-01        Stock item     Mirror, Spher Convex-Fabricat                                 FIFO          191.00
0010-042-01        Stock item     Nut, Beam Alg. Indicator                                      FIFO           46.00
0010-049-01        Stock item     Nut, Telescope                                                FIFO           57.00
0010-050-01        Stock item     Nut-2, Telescope                                              FIFO           36.00
0010-053-01        Stock item     Housing, Telescope                                            FIFO           30.00
0010-054-01        Stock item     Sleeve - Focal, Telescope                                     FIFO           35.00
0010-055-01        Stock item     Plate, Telescope                                              FIFO           27.00
0010-056-01        Stock item     Tail, Telescope                                               FIFO           45.00
0010-059-01        Stock item     Pin-Slider, Telescope                                         FIFO           73.00
0010-064-01        Stock item     Nut, Slider                                                   FIFO           35.00
0010-079-01        Stock item     Adapter, CO2 Laser, HLS                                       FIFO           19.00
0010-080-01        Stock item     ADAPTER, CO2 LASER, HLS                                       FIFO            5.00
0010-081-01        Stock item     Adapter, CO2 Laser Coherent                                   FIFO            4.00
0010-088-01        Stock item     Screw, Mirror Mount                                           FIFO           31.00
0010-090-01        Stock item     Pin Holder, Micromanipulator                                  FIFO           55.00
0010-097-01        Stock item     Handle, Round, Micromanipulato                                FIFO           28.00
0010-098-01        Stock item     Washer2, Thurst, Telescope                                    FIFO           45.00
0010-101-01        Stock item     Adapter To Wild Micrscope                                     FIFO            2.00
0010-105-01        Stock item     Ring, Spring                                                  FIFO           50.00
0010-107-01        Stock item     Body Joystick                                                 FIFO           65.00
0010-110-01        Stock item     Label, Unimax 2000, S/N                                       FIFO          418.00
0010-113-01        Stock item     Label, Laser Aperture                                         FIFO          130.00
0010-117-01        Stock item     Ad Micr Storz/Siem/Wild                                       FIFO            1.00
0010-123-01        Stock item     Body-Joystick, Fixed                                          FIFO            3.00
0010-125-01        Stock item     Handle, Oval, Micromanipulator                                FIFO            1.00
0010-126-01        Stock item     Plate, Dovetail, Female                                       FIFO           60.00
0010-131-01        Stock item     Adapter,CO2 Laser, Surgilase                                  FIFO           14.00
0010-132-01        Stock item     Adapt ZEISS OPMI                                              FIFO            3.00
0010-140-01        Stock item     JOYSTICK EXTENSION                                            FIFO            4.00
0010-143-01        Stock item     ADAPTER, CO2 LASER XANAR/COHER                                FIFO            5.00

0010-146-01        Stock item     Body, Micromanipulator                                        FIFO           35.00
0010-148-01        Stock item     BUSHING, INDICATOR                                            FIFO            3.00
0010-153-01        Stock item     WASHER, JOYSTICK                                              FIFO           25.00
0010-155-01        Stock item     ADAPTER, CO2 LASER ZEISS                                      FIFO            1.00
0010-201-01        Stock item     MIRROR, CONCAVE                                               FIFO          181.00
0010-207-01        Stock item     BRIDGE, PROTECTIVE, MICROMANIP                                FIFO            4.00
0010-208-01        Stock item     MIRROR, HOT CLEAR                                             FIFO          365.00
0010-220-01        Stock item     LABEL, LASER ADPT, LASER ENG                                  FIFO          200.00
0010-221-01        Stock item     Adapter Blnk Laser, Generic                                   FIFO           -1.00
0010-222-01        Stock item     LABEL, LASER ADPT, SURGILASE                                  FIFO          170.00
0010-223-01        Stock item     LABEL, LASER ADPT, ZEISS                                      FIFO          200.00
0010-225-01        Stock item     LABEL, LASER ADPT, HERAEUS/LAS                                FIFO           70.00
0010-226-01        Stock item     LABEL, LASER ADPT,  COH                                       FIFO          230.00
0010-227-01        Stock item     LABEL,  LASER ADPT,  XANAR-COH                                FIFO          145.00
0010-228-01        Stock item     LABEL, LASER ADPT,  SHARPLAN                                  FIFO          190.00
0010-238-01        Stock item     SPACE, SLIDER                                                 FIFO            8.00
0010-241-01        Stock item     LABEL, INDICATOR                                              FIFO           45.00
0010-264-01        Stock item     BUTTON, LAPAROSCOPE                                           FIFO            3.00
0010-302-01        Stock item     INSERT, NUT JOYSTICK (BLACK)                                  FIFO           64.00
0010-302-04        Stock item     INSERT, NUT JOYSTICK (BLUE)                                   FIFO            1.00
0010-304-01        Stock item     90 ROD LENS W/SPER MIR (FABR)                                 FIFO          288.00
0010-308-01        Stock item     LABEL  JOYSTICK ASSY                                          FIFO           45.00
0010-310-01        Stock item     NUT,  JOYSTICK                                                FIFO            6.00
0010-313-01        Stock item     JOYSTICK INSERT W/TEFL BUSHIN                                 FIFO           45.00
0010-317-01        Stock item     Slider, Telescope                                             FIFO           36.00
0010-322-01        Stock item     NUT COLLIMATOR                                                FIFO            3.00
0010-323-01        Stock item     LABEL, LASER BEAM COLLIMATOR                                  FIFO          145.00
0010-326-08        Stock item     LABEL NO YAG 1064nm, 532nm                                    FIFO          275.00
0010-327-01        Stock item     CLAMP, MIRROR BOTTOM                                          FIFO           51.00
0010-328-01        Stock item     CLAMP, MIRROR TOP                                             FIFO           55.00
0010-330-01        Stock item     L/ADAPT, COPPER L/SONIC                                       FIFO            4.00
0010-349-01        Stock item     MIRROR, CONVEX                                                FIFO            5.00
0010-375-01        Stock item     HANDREST, PIN                                                 FIFO           26.00
0010-376-01        Stock item     HANDREST, SECTOR                                              FIFO           25.00
0010-377-01        Stock item     MIRROR,SPHER.CONCAVE (fabrica)                                FIFO          113.00
0010-379-01        Stock item     Nut, Handrest                                                 FIFO           25.00
0010-385-01        Stock item     FRONT TIP, HANDPIECE                                          FIFO            1.00
0010-385-02        Stock item     FRONT TIP, HANDPIECE                                          FIFO            8.00
0010-401-01        Stock item     HOLDER, MIROR                                                 FIFO            5.00
0010-434-01        Stock item     COLLIM LENS Nd:YAG                                            FIFO            6.00
0010-441-01        Stock item     FC THUMB SCREW                                                FIFO           54.00
0010-442-01        Stock item     LABEL, SNAP ADP RTI TO SHAR.                                  FIFO          225.00
0010-443-01        Stock item     SNAP ADAP RTI TO SHARPLAN ASSY                                FIFO            7.00
0010-455-01        Stock item     Spacer Dove Tail For Wild 680                                 FIFO            5.00
0010-460-01        Stock item     MIRROR R.G.C.                                                 FIFO           28.00
0010-486-01        Stock item     OLYMPUS OME ADAPTER                                           FIFO            1.00
0010-532-01        Stock item     PLATE, TELESCOPE F/MICROSC                                    FIFO            2.00
0010-544-01        Stock item     FRONT TIP HOOK, HANDPIECE                                     FIFO            8.00
0010-565-01        Stock item     ADAP MOLLER WEDEL, BUTTER                                     FIFO            4.00

0010-586-01        Stock item     SLIDE LABEL "F-df"                                            FIFO          225.00
0010-674-01        Stock item     MIRROR SPHERIC CONVEX (fabric)                                FIFO          109.00
0010-685-01        Stock item     LASER ADAPTER BLANK. LASREM                                   FIFO           -4.00
0010-694-01        Stock item     LABEL "C E"                                                   FIFO          600.00
0010-717-01        Stock item     ADAPTER ER:YAG ASCULAP MEDITEK                                FIFO            2.00
0010-719-01        Stock item     Screw Modify for Wild adaptor                                 FIFO           39.00
0010-721-01        Stock item     LASER AD FOR SCITON ER.YAG LAS                                FIFO            1.00
0100-001-02        Stock item     Manual, Operating UM-2000 PJS                                 FIFO          -11.00
0200-009-01C       Stock item     UniMax-2000 PJS, Clear Mirror                                 FIFO            5.00
0200-018-01        Stock item     Case Carrying, Assy.                                          FIFO           92.00
0200-030-01        Stock item     Universal Hand Stabiliz(Short)                                FIFO          -10.00
0200-040-O1        Stock item     RIGHT ANGLE COUPLER ASSY                                      FIFO            6.00
0200-043-01        Stock item     KIT, ADAPT MICRSCP.ZEISS (D/F)                                FIFO           51.00
0200-047-O1        Stock item     KIT, DRAPE ADAPTER, ZEISS                                     FIFO            1.00
0200-052-01        Stock item     ASSY JST MW B-S ND:YAG1064/532                                FIFO            2.00
0200-057-01        Stock item     RTI TO NIIC (25OZ) ADAPTER ASS                                FIFO            1.00
0200-095-01        Stock item     L/WILDM650/651/655/690/691                                    FIFO            1.00
0200-144-01        Stock item     INDICATOR, BEAM ALIGNMENT                                     FIFO           15.00
0200-147-01        Stock item     Assy, Beam SPL.                                               FIFO            6.00
0200-204-01        Stock item     ADAPTER RTI-MOLLER WEDEL, ASSY                                FIFO            1.00
0200-205-01        Stock item     KIT, HORN HANDLE                                              FIFO           15.00
0200-207-01        Stock item     KIT, PROTECTIVE DRAPE BRIGDE                                  FIFO            3.00
0200-208-01        Stock item     ASSY, BEAM SPL. W/CLEAR MIRROR                                FIFO            9.00
0200-214-01        Stock item     ADPT, COLPOSCOPE:COBOT MED.                                   FIFO            6.00
0200-220-01        Stock item     Laser Adaptor RTI-Lasram, Assy                                FIFO           19.00
0200-221-02        Stock item     DOVE TAIL SPACER ASSY. 3/8 IN.                                FIFO            1.00
0200-221-03        Stock item     DOVE TAIL SPACER ASSY. 1/2 IN.                                FIFO            1.00
0200-232-01        Stock item     ADAPTER RTI-LEISEGANG COLPOSCO                                FIFO            1.00
0200-233-01        Stock item     ADAPTER RTI TO HI-TECH, ASSY                                  FIFO            1.00
0200-235-01        Stock item     Adapter RTI to Lasering, Assy.                                FIFO            2.00
0200-238-01        Stock item     MOST MODELS LEICA/WILD                                        FIFO           -2.00
0300-003-01        Stock item     Cap, Protective MM (Yellow)                                   FIFO          500.00
0300-011-01        Stock item     ADAPTER, COLLIMATOR (AMPHENO)                                 FIFO            9.00
0300-018-01        Stock item     STERILE DRAPE                                                 FIFO           32.00
0300-030-01        Stock item     TYVEK, POUCH T-P CHEVRON 8x13                                 FIFO          975.00
0300-059-01        Stock item     DOUBLE CONVEX LEN (MW MANIF)                                  FIFO            6.00
0400-011-01        Stock item     SCR, SKT HD KRL CAP #8-32x1                                   FIFO            7.00
0400-040-01        Stock item     CLIP, REMOVE  JOYSTICK                                        FIFO           64.00
0400-046-01        Stock item     ELBOW FITTING #10-32                                          FIFO           65.00
0400-085-01        Stock item     O-RING i.d 1/4, o.d 3/8W 1/16                                 FIFO           44.00
0900-006-01        Stock item     Q-Tip Cotton Swab, 6"                                         FIFO        5,000.00
0900-012-01        Stock item     Methanol/Absolute/Photrex                                     FIFO            2.00
0900-013-01        Stock item     Acetone, HPLC 99.7%                                           FIFO            1.00
Z99-9060           Stock item     Coated Substrate (Argon Laser)                                FIFO            5.00

                                  Add Armstrong Tech. - Additional 50 units                                    50.00
                                  Scanners                                                                      9.00
                                  Couplers                                                                      4.00
                                  Misc. Items                                                                   0.00

                                    EXHIBIT C

                                 PROMISSORY NOTE

                             SECURED PROMISSORY NOTE

$105,212                                                           May 22, 2002
                                                        Foster City, California

FOR VALUE RECEIVED, SURGICAL LASER TECHNOLOGIES, INC. a Delaware Corporation ("BORROWER"), hereby unconditionally promises to pay to the order of RELIANT TECHNOLOGIES, INC., a Delaware corporation ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Five Thousand Two Hundred Twelve Dollars ($105,212), subject to adjustment as set forth in Section 1 below (the "LOAN") together with accrued and unpaid interest thereon, each due and payable in the manner set forth below.

This Promissory Note is executed and delivered in connection with that certain Security Agreement dated as of even date herewith and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the "SECURITY AGREEMENT"). Additional rights of Lender are set forth in the Security Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement.

1. PRINCIPAL AND INTEREST REPAYMENT. The outstanding principal amount and all accrued interest of the Loan shall be subject to scheduled amortized repayments on the dates and in the amounts listed below; provided, however, that the original principal balance hereof and such repayment schedule is subject to adjustment: (i) based upon a final count of the actual quantity of tangible assets transferred and sold to Borrower pursuant to Section 2.3 of that certain License and Development Agreement dated as of even date herewith between Lender and Borrower (the "LICENSE AND DEVELOPMENT AGREEMENT), with any such adjustment to be calculated based on the mean of the "Item Value" set forth on Exhibit B hereto for the actual quantity so transferred and sold; or (ii) based upon payment of proceeds from the resale of such tangible assets pursuant to Section
3.1 of the License and Development Agreement. Any such adjusted repayment schedule shall be set forth in a writing executed by both parties and attached hereto as Schedule 1.

     REPAYMENT DATE                                REPAYMENT AMOUNT
     ----------------------------------------      ----------------
     July 1, 2002                                  $     9,173.36
     August 1, 2002                                $     9,173.36
     September 1, 2002                             $     9,173.36
     October 1, 2002                               $     9,173.36
     November 1, 2002                              $     9,173.36
     December 1, 2002                              $     9,173.36
     January 1, 2003                               $     9,173.36
     February 1, 2003                              $     9,173.36
     March 1, 2003                                 $     9,173.36
     April 1, 2003                                 $     9,173.36
     May 1, 2003                                   $     9,173.36
     June 1, 2003                                  $     9,173.36

2. INTEREST RATE. Borrower promises to pay interest on the outstanding principal amount hereof, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable in accordance with the foregoing amortization schedule and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     Upon the occurrence and during the continuance of an Event of Default pursuant to Section 6.4 below, all amounts owing hereunder shall bear interest at eighteen percent (18%) and the schedule of payments shall be reamortized accordingly.

3. PLACE OF PAYMENT. All amounts payable hereunder shall be payable at the office of Lender, 1185 Chase Drive, Foster City, CA 94404, unless another place of payment shall be specified in writing by Lender.

4. APPLICATION OF PAYMENTS; PREPAYMENT. Payment on this Note shall be applied first to accrued interest and then to outstanding principal as set forth in the payment schedule in Section 1. Borrower may prepay the principal balance of this Note at any time without penalty or premium.

5. SECURED NOTE. The full amount of this Note is secured by the Collateral identified and described as security therefor in the Security Agreement executed by and delivered by Borrower to Lender.

6. DEFAULT. Each of the following events shall be an "EVENT OF DEFAULT" hereunder:

     6.1 Borrower fails to pay timely any of the principal amount due under this Note or any accrued interest or other amounts due under this Note on the date the same becomes due and payable or within ten (10) business days thereafter;

     6.2 Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

     6.3 An involuntary petition is filed against Borrower (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Borrower.

     6.4 An "Event of Default" under the Security Agreement or a breach of the License and Development Agreement.

     Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of Lender, and, in the case of an Event of Default pursuant to (B) or (C) above, automatically, be immediately due, payable and collectible by Lender pursuant to applicable law.

7. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses.

     The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

8. GOVERNING LAW. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

9. SUCCESSORS AND ASSIGNS. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

SURGICAL LASER TECHNOLOGIES, INC.

By:   /s/ Michael R. Stewart
      ----------------------

Printed Name:   Michael R. Stewart
                ------------------

Title:   President and CEO
         -----------------

                                    EXHIBIT D

                            ARMSTRONG PURCHASE ORDERS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT F

                                STATEMENT OF WORK

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G

                               PROHIBITED PARTIES

                             [INTENTIONALLY OMITTED]

                                  SCHEDULE 3.4

     PAYMENT DATE                                PAYMENT AMOUNT
     ----------------------------------------    ---------------
     July 1, 2002                                $     14,890.19
     August 1, 2002                              $     14,890.19
     September 1, 2002                           $     14,890.19
     October 1, 2002                             $     14,890.19
     November 1, 2002                            $     14,890.19
     December 1, 2002                            $     14,890.19
     January 1, 2003                             $     14,890.19
     February 1, 2003                            $     14,890.19
     March 1, 2003                               $     14,890.19
     April 1, 2003                               $     14,890.19
     May 1, 2003                                 $     14,890.19
     June 1, 2003                                $     14,890.19
     July 1, 2003                                $     14,890.19
     August 1, 2003                              $     14,890.19
     September 1, 2003                           $     14,890.19
     October 1, 2003                             $     14,890.19
     November 1, 2003                            $     14,890.19
     December 1, 2003                            $     14,890.19